SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549


FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 28, 2008

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)564-3122

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


							Page 1 of 6 pages

Item 8.01.  OTHER EVENTS.

A.Ruling of the U.S. Court of Appeals.

	As previously reported, in conjunction with the 1997 settlement of the litigation related to the Kin-Buc Landfill, the Company agreed to allow SCA Services, Inc. (?SCA?), an affiliate of Waste Management, Inc., to claim against a portion of the proceeds arising from its lawsuit against its excess insurance carriers (the ?Lloyds Suit?). The maximum amount which could be found to be payable to SCA, $3.5 million, was placed directly into escrow from the proceeds of the Lloyds Suit settlement during 2002, and was to remain in escrow until the amount of such obligation was determined in accordance with the terms of the 1997 settlement. The Company and SCA disagreed over the amount payable to SCA, and during August 2002 the Company and SCA submitted the dispute regarding the amount payable to binding arbitration for resolution. On February 6, 2004 the arbitrator issued the final of three conflicting rulings, finding in favor of SCA awarding it
$3.5 million.

	The Company commenced two separate actions during February 2004 to either vacate or modify the arbitrator?s award. The first action entailed the filing of a civil complaint in the United States District Court for the District of New Jersey, entitled Transtech Industries, Inc. v. SC Holdings, Inc.. SC Holdings, Inc. is the alleged corporate successor to SCA. The second action was the filing of a motion under the Kin-Buc Cost Recovery Action (the existing case in the United States District Court for the District of New Jersey) under which claims related to the 1997 Agreement had been addressed. On February 17, 2004 SC Holdings, Inc. filed a complaint against the Company in the Supreme Court of New Jersey, Law Division, Middlesex County entitled SC Holdings, Inc. f/k/a SCA Services, Inc. v. Transtech Industries, Inc. (Docket No. L-1214-04). SCA sought the Court's confirmation of the arbitrator's award and a judgment in favor of SCA of $3.5 million. During April 2004, the Company and SC Holdings, Inc. agreed to be bound by the decisions and final unappealable orders rendered in the Kin-Buc Cost Recovery Action. Accordingly, SC Holdings, Inc. agreed to dismiss the suit initiated in Middlesex County and the Company agreed to dismiss the suit initiated with the United States District Court against SC Holdings, Inc.

	The arbitrator's ruling was affirmed by the District Court on October 28, 2005. In December, 2005 the Company filed an appeal of the District Court's ruling with the United States Court of Appeals for the Third
Circuit (No. 05-5246), and oral arguments were made before the Court during January 2008. The Court rendered its decision on March 24, 2008 affirming the District Court's decision. The Company has not yet decided whether it will appeal this decision. The amount held in escrow is not reflected on the Company's financial statements; therefore the Court's decision will not adversely impact the Company's financial statements. The Company will recognize income equal to the amount of the escrow remaining after payment of amounts due SCA, if any, in the period such funds are released from escrow.

	The Court?s decision was addressed in the text of the press release presented below.

B. Results for the Year ended December 31, 2007.

	On March 28, 2008 the Company announced its results of operations for the year ended December 31, 2007. Such results were addressed in the text of the press release presented below.

C. Press Release.

	The following is the text of the press release dated March 28, 2008 reporting Transtech Industries, Inc.'s results of operations for the year ended December 31, 2007 and the ruling of the U.S. Court of Appeals.


TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND
RULING BY THE U.S. COURT OF APPEALS

	PISCATAWAY, N.J., March 28, 2008 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the year ended December 31, 2007. The Company?s subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

	Revenues for the electricity generation segment for the years ended December 31, 2007 and 2006 were $537,000 and $364,000, respectively. The increase in revenue was due to an increase in both kilowatt hours generated and fee received. Gross revenues of the environmental services segment for 2007 and 2006 were $933,000 and $1,196,000, respectively. The environmental services in both periods were conducted on sites owned or leased by members of the consolidated group and therefore eliminated in the calculation of net revenues.

	The cost of operations for the years ended December 31, 2007 and 2006 were $2,532,000 and $2,409,000, respectively. The net increase in costs was primarily due to an increase in professional fees, general operating expenses and costs incurred to relocate the environmental operations into a new facility.

	Results for 2006 include a gain of $1,852,000 from the sale of 60 acres of property located in Deptford Township, N.J.

	Other income for the years ended December 31, 2007 and 2006 was $725,000 and $1,335,000, respectively, which include proceeds from insurance claims of $137,000 and $600,000, respectively. Other income for 2006 includes $129,000 received in settlement of litigation regarding the Company?s interest in a former partnership.

	Income tax benefit for the year ended December 31, 2007 was $454,000 versus an income tax expense of $512,000 for 2006.

	Net loss for the years ended December 31, 2007 was $816,000, or $.27 per share, versus a net income of $630,000, or $.21 per share, for 2006.

	The Company and certain subsidiaries previously participated in the waste recovery and waste management industries. The Company continues to incur administrative and legal expenses on matters related to its past participation in those industries. In addition, the Company may incur significant remediation and post-closure costs related to sites of past operations.

	As previously disclosed, the Company commenced litigation during February 2004 to either vacate or modify an arbitrator?s award of $3.5 million of insurance proceeds, held in escrow since 2002, to SCA Services, Inc. (?SCA?). The arbitrator's ruling was affirmed by the District Court during October 2005. In December, 2005 the Company filed an appeal of the District Court's ruling with the United States Court of Appeals for the Third Circuit. The Court of Appeals rendered its decision on March 24, 2008 affirming the lower Court's decision. The Company has not yet decided whether it will appeal this recent decision. The amount held in escrow is not reflected on the Company's financial statements; therefore the Court's decision will not adversely impact the Company's financial statements. The Company will recognize income equal to the amount of the escrow remaining after payment of amounts due SCA, if any, in the period such funds are released from escrow.

	This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company?s ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

	Presented below are the audited consolidated balance sheet as of December 31, 2007 and comparative consolidated statements of operations for the years ended December 31, 2007 and 2006.

TRANSTECH INDUSTRIES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
As of December 31, 2007
(In $000's)

Assets
Cash and cash equivalents                              $   961
Marketable securities                                    3,267
Restricted escrow accounts                               1,018
Other current assets                                       765
   Total current assets                                  6,011
Restricted escrow accounts                               6,355
Other assets                                             2,149
   Total assets                                        $14,515

Liabilities and Stockholders' Equity
Total current liabilities                              $ 1,827
Income taxes payable                                       738
Accrued post-closure costs                               7,762
Other liabilities                                           17
Stockholders' equity                                     4,171
   Total Liabilities and Stockholders' Equity          $14,515


CONSOLIDATED STATEMENTS OF OPERATIONS
(In $000's, except per share data)

                                            For the Years
                                          Ended December 31,
                                        2007              2006
Gross Revenues                        $1,470            $1,560
Less: Eliminations                      (933)           (1,196)
Net Revenues                             537               364
Cost of Operations                    (2,532)           (2,409)
Gain from Sale of Real Property           -              1,852
Other Income(a)                          725             1,335
Income Tax Benefit (Expense)             454              (512)
Net Income (Loss)                     $ (816)           $  630

Loss per common share:
  Net Income (Loss)                   $ (.27)           $  .21
Number of shares used in
  calculation                      2,979,190         2,979,190

(a) Amounts for 2007 and 2006 include $137,000 and $600,000, respectively, of proceeds from insurance claims.


	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	TRANSTECH INDUSTRIES, INC.
	(Registrant)


	By: /s/ Andrew J. Mayer, Jr.
	   Andrew J. Mayer, Jr., Vice
	   President-Finance, Chief
	   Financial Officer and
	   Secretary

Dated:  March 28, 2008